Exhibit 99.2

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
The following preliminary unaudited pro forma consolidated financial information is based on the separate historical financial statements of XL Group plc ("XL" or the "Company") and Catlin Group Limited ("Catlin") after giving effect to the Acquisition of Catlin by XL (the "Acquisition"), the issuance of XL ordinary shares and additional debt in connection therewith (collectively, with the Acquisition, the "Transactions"), and based upon the assumptions and adjustments described in the accompanying notes to the preliminary unaudited pro forma consolidated financial information. The preliminary unaudited pro forma consolidated balance sheet as of December 31, 2014 is presented as if the Transactions had occurred on December 31, 2014. The preliminary unaudited pro forma consolidated income statement for the year ended December 31, 2014 is presented as if the Transactions had occurred on January 1, 2014. The historical consolidated financial statements have been adjusted to reflect factually supportable items that are directly attributable to the Transactions and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.
The preparation of the preliminary unaudited pro forma consolidated financial information and related adjustments required management to make certain assumptions and estimates. The preliminary unaudited pro forma consolidated financial information should be read together with:

•	the accompanying notes to the preliminary unaudited pro forma consolidated financial information;

•
XL’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, included in XL’s Annual Report on Form 10-K for the year ended December 31, 2014; and

•	Catlin’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2014, attached as Exhibit 99.1.
The preliminary unaudited pro forma consolidated financial information has been prepared for illustrative purposes only. The pro forma adjustments are based on estimates using information available at this time. The preliminary unaudited pro forma consolidated financial information is not necessarily indicative of what the financial position or results of operations actually would have been had the Acquisition been completed at the dates indicated, and include pro forma adjustments which are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes. The preliminary unaudited pro forma consolidated financial information shown therein are not necessarily indicative of what the past financial position and results of operations of the combined company would have been nor indicative of the financial position and results of operations of the post-Acquisition periods. The preliminary unaudited pro forma consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, strategy modifications, asset dispositions or other actions that may result from the Acquisition.
The preliminary unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States of America (“GAAP”). XL is the acquirer for accounting purposes. Accordingly, the assets, liabilities and commitments of Catlin, the accounting acquiree, are adjusted to their estimated December 31, 2014 fair values. The estimates of fair value are preliminary and are dependent upon certain valuations that have not progressed to a stage where there is sufficient information to make a definitive valuation. The preliminary unaudited pro forma adjustments, including the allocations of the acquisition consideration, have been made solely for the purpose of providing preliminary unaudited pro forma consolidated financial information.
A final determination of the acquisition consideration and fair values of Catlin’s assets and liabilities, which cannot be made prior to the completion of the Acquisition, will be based on the actual net tangible and intangible assets of Catlin existing on the Acquisition date. Consequently, amounts preliminarily allocated to goodwill and intangible assets could change significantly from those allocations used in the preliminary unaudited pro forma consolidated financial information presented below and could result in a material change in amortization of acquired intangible assets.

On January 9, 2015, XL entered into contingent deliverable foreign exchange forwards with Morgan Stanley Capital Services LLC and Goldman Sachs International. The purpose of these transactions is to mitigate risk of foreign currency exposure related to the pending Acquisition and in general, these transactions will terminate without any payments due by any of the parties if the Acquisition does not close on or before October 9, 2015.
In connection with the plan to integrate the operations of XL and Catlin, following the completion of the Acquisition, XL anticipates that nonrecurring charges will be incurred. XL is not able to determine the timing, nature, and amount of these charges as of March 19, 2015. However, these charges will affect the results of operations of the combined company following the completion of the Acquisition, in the period in which they are incurred.

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(U.S. dollars in thousands)	December 31, 2014
	XL	Catlin	Adjustments		Total
ASSETS
Fixed maturities, at fair value - Available for sale ("AFS")	$29,359,034	$—	$7,514,000	(a)(b)	$36,873,034
Fixed maturities, at fair value - Trading ("Trading") or Fair Value Option ("FVO")	1,171	7,511,000	(7,511,000)	(a)	1,171
Equity securities, at fair value - AFS	868,292	—	158,000	(c)	1,026,292
Short-term investments, at fair value - AFS	256,727	—	203,000	(d)	459,727
Short-term investments, at fair value - FVO	—	203,000	(203,000)	(d)	—
Other investments	2,886,059	604,000	(109,300)	(e)	3,380,759
Total investments	$33,371,283	$8,318,000	$51,700		$41,740,983
Cash and cash equivalents	$2,521,814	$772,000	$(1,223,364)	(f)(g)	$2,070,450
Restricted cash and cash equivalents	—	185,000	—		185,000
Accrued investment income	315,964	40,000	—		355,964
Deferred acquisition costs	354,533	526,000	(526,000)	(h)	354,533
Ceded unearned premiums	952,525	749,000	(11,710)	(i)	1,689,815
Premiums receivable	2,473,736	2,004,000	(3,329)	(i)	4,474,407
Reinsurance balances receivable	131,519	254,000	(618)	(i)	384,901
Unpaid losses and loss expenses recoverable	3,429,368	1,451,000	(76,774)	(i) (j)	4,803,594
Receivable from investments sold	92,762	13,000	—		105,762
Goodwill and other intangible assets	447,952	720,000	751,036	(k)	1,918,988
Value of business in-force	—	—	689,327	(l)	689,327
Deferred tax asset	204,491	—	—		204,491
Other assets	750,872	315,000	(1,000)	(m)	1,064,872
Total assets	$45,046,819	$15,347,000	$(350,732)		$60,043,087

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unpaid losses and loss expenses	$19,353,243	$6,705,000	$106,855	(i) (n)	$26,165,098
Deposit liabilities	1,245,367	—	—		1,245,367
Future policy benefit reserves	4,707,199	—	—		4,707,199
Funds withheld on life retrocession arrangements (net of future policy benefit reserves recoverable)	1,155,016	—	—		1,155,016
Unearned premiums	3,973,132	3,062,000	(11,710)	(i)	7,023,422
Notes payable and debt	1,662,580	90,000	1,013,669	(g) (o)	2,766,249
Reinsurance balances payable	493,230	1,069,000	(3,947)	(i)	1,558,283
Payable for investments purchased	42,291	37,000	—		79,291
Deferred tax liability	66,246	59,000	104,568	(p)	229,814
Other liabilities	912,748	313,000	—		1,225,748
Income taxes payable	—	20,000	—		20,000
Total liabilities	$33,611,052	$11,355,000	$1,209,435		$46,175,487
Commitments and contingencies
Shareholders equity:
Ordinary shares	$2,552	$4,000	$(3,493)	(q) (r)	$3,059
Additional paid-in capital	7,359,102	1,998,000	(163,674)	(s) (t)	9,193,428
Accumulated other comprehensive income (loss)	1,484,458	(243,000)	243,000	(u)	1,484,458
Retained earnings	1,187,640	1,682,000	(1,682,000)	(v)	1,187,640
Treasury Stock	—	(39,000)	39,000	(w)	—
Shareholders’ equity attributable to XL Group plc/Catlin	$10,033,752	$3,402,000	$(1,567,167)		$11,868,585
Non-controlling interest in equity of consolidated subsidiaries	1,402,015	590,000	7,000	(x)	1,999,015
Total shareholders’ equity	$11,435,767	$3,992,000	$(1,560,167)		$13,867,600
Total liabilities and shareholders’ equity	$45,046,819	$15,347,000	$(350,732)		$60,043,087
See accompanying notes to the preliminary unaudited pro forma consolidated financial information.

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(U.S. dollars in thousands, except per share amounts)	Year Ended December 31, 2014
	XL	Catlin	Adjustments		Total
Revenues:
Net premiums earned	$5,895,070	$4,160,000	$—		$10,055,070
Net investment income:
Net investment income - excluding Life Funds Withheld Assets	789,050	226,000	(112,823)	(y)	902,227
Net investment income - Life Funds Withheld Assets	129,575	—	—		129,575
Total net investment income	$918,625	$226,000	$(112,823)		$1,031,802
Realized investment gains (losses):
Net realized gains (losses) on investments sold - excluding Life Funds Withheld Assets	$158,733	$—	$98,619	(z)	$257,352
Other-than-temporary impairments ("OTTI") on investments - excluding Life Funds Withheld Assets	(33,508)	—	—		(33,508)
OTTI on investments transferred to (from) other comprehensive income - excluding Life Funds Withheld Assets	(2,234)	—	—		(2,234)
Net realized gains (losses) on investments sold - Life Funds Withheld Assets	5,067	—	—		5,067
OTTI on investments - Life Funds Withheld Assets	(20,587)	—	—		(20,587)
Net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets	(9)	—	—		(9)
Total net realized gains (losses) on investments, and net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets	$107,462	$—	$98,619		$206,081
Net realized and unrealized gains (losses) on derivative instruments	29,886	—	(48,674)	(aa)	(18,788)
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	(488,222)	—	—		(488,222)
Income (loss) from investment fund affiliates	95,816	—	(1,173)	(bb)	94,643
Fee income and other	43,630	14,000	—		57,630
Total revenues	$6,602,267	$4,400,000	$(64,051)		$10,938,216
Expenses:
Net losses and loss expenses incurred	$3,258,393	$2,183,000	$(98,000)	(cc)	$5,343,393
Claims and policy benefits	242,963	—	—		242,963
Acquisition costs	738,118	986,000	101,000	(dd)	1,825,118
Operating expenses	1,341,315	717,000	26,600	(ee)	2,084,915
Foreign exchange (gains) losses	(37,568)	9,000	—		(28,568)
Loss on sale of life reinsurance subsidiary	666,423	—	—		666,423
Interest expense	134,106	17,000	59,802	(ff) (gg)	210,908
Total expenses	$6,343,750	$3,912,000	$89,402		$10,345,152
Income (loss) before income tax and income (loss) from operating affiliates	258,517	488,000	(153,453)		593,064
Income (loss) from operating affiliates	107,218	—	1,435	(hh)	108,653
Provision (benefit) for income tax	96,897	26,000	(11,093)	(ii)	111,804
Net income (loss)	$268,838	$462,000	$(140,925)		$589,913
Non-controlling interests	80,498	44,000	—		124,498
Net income (loss) attributable to ordinary shareholders	$188,340	$418,000	$(140,925)		$465,415
Weighted average ordinary shares and ordinary shares equivalents outstanding, in thousands - basic	267,103	358,488	N/M		317,803
Weighted average ordinary shares and ordinary shares equivalents outstanding, in thousands - diluted	271,527	376,141	N/M		322,227
Earnings (loss) per ordinary share and ordinary share equivalent – basic	$0.71	$1.17	N/M		$1.46
Earnings (loss) per ordinary share and ordinary share equivalent – diluted	$0.69	$1.11	N/M		$1.44
___________

*	N/M - Not Meaningful

See accompanying notes to the preliminary unaudited pro forma consolidated financial information

NOTES TO PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
1. Basis of Pro Forma Presentation
The preliminary unaudited pro forma consolidated balance sheet as of December 31, 2014 and the preliminary unaudited pro forma consolidated income statements for the year ended December 31, 2014 are based on the historical financial statements of XL and Catlin after giving effect to the Transactions and the assumptions and adjustments described in the accompanying notes. It does not reflect cost savings or operating synergies expected to result from the Acquisition, the costs to achieve these cost savings or operating synergies, or any disposition of assets that may result from the integration of the operations of the two companies.
The Acquisition will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) with XL as the acquiring entity. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.
Under ASC 805, all of the Catlin assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties, if any, after the acquisition date will generally affect income tax expense. Subsequent to the completion of the Acquisition, XL and Catlin will finalize an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company.
The preliminary unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.
2. Accounting Policies
Following the Acquisition, XL will perform a more comprehensive review of accounting policies of Catlin, in an effort to determine if differences exist between XL's and Catlin's accounting policies and the related financial statement presentation. As a result of that review, XL may identify additional differences that, when conformed, could have a material impact on this preliminary unaudited pro forma consolidated financial information.
3. Preliminary Acquisition Consideration
On January 9, 2015, XL entered into an implementation agreement (the “Implementation Agreement”) with Catlin and Green Holdings Limited, a direct, wholly-owned subsidiary of the Company (“Green Holdings”), pursuant to which the Company will acquire the entire issued and to be issued share capital of Catlin for cash and newly-issued ordinary shares of the Company. The Acquisition is intended to be effected by means of a two-step, integrated process comprising a scheme of arrangement (the “Scheme”) under Section 99 of the Companies Act 1981 Bermuda, as amended (the “Companies Act”), which is required to be sanctioned by the Supreme Court of Bermuda, followed immediately by a merger of Catlin with and into Green Holdings under Section 104H of the Companies Act. In certain circumstances set forth in the Implementation Agreement, the Acquisition may alternatively be effected by means of a takeover offer or by a single-step merger of Catlin with and into Green Holdings under the Companies Act. Under the terms of the Acquisition, Catlin shareholders will be entitled to receive 388 pence in cash and 0.130 ordinary shares of the Company, in exchange for each Catlin common share, par value $0.01 per share (“Catlin Shares”), subject to the proration and adjustment mechanisms set forth in the Implementation Agreement.
In connection with the Acquisition, on January 9, 2015, the Company, Green Holdings and Catlin entered into a Merger Agreement (the “Merger Agreement”), which provides for the merger of Catlin with and into Green Holdings pursuant to Section 104H of the Bermuda Companies Act, with Green Holdings continuing as the surviving company (the “Merger”). If the Implementation Agreement is terminated, or if the Company publicly announces that the Acquisition will be implemented by another means in accordance with the Implementation Agreement, the Merger Agreement will terminate. The parties’ respective boards of directors have approved the Merger and the Merger Agreement. The Company, as sole shareholder of Green Holdings, has approved the Merger and the Merger Agreement, and immediately following effectiveness of the Scheme, XL, as sole shareholder of Catlin, will approve the Merger and the Merger Agreement. The Scheme and the Merger are intended to be a single, integrated transaction that qualifies as a reorganization for U.S. federal income tax purposes.

Calculation of Acquisition Consideration
The preliminary acquisition consideration excludes the impact of fractional shares and is calculated as follows:

(U.S. dollars in thousands, except per share data)
Estimated shares of Catlin common stock outstanding as of January 9, 2015, in thousands (including the dilutive effect of warrants)	390,000
Exchange ratio per the merger agreement	0.13
XL share issuance to Catlin shareholders	50,700
Multiplied by XL’s closing price per share on March 13, 2015	$36.19
XL share issuance consideration	$1,834,833
Estimated shares of Catlin common stock outstanding as of January 9, 2015, in thousands, that will receive cash consideration (including the dilutive effect of warrants)	390,000
Multiplied by XL’s cash price component, per share in GBP	3.88
Foreign exchange rate: GBP/USD at March 13, 2015	$1.4823
Multiplied by XL’s cash price component, per share in USD	$5.7513
XL cash consideration	$2,243,007
Total acquisition consideration	$4,077,840
A 10% increase to the XL’s share price would increase the estimated purchase price by $183 million, and a 10% decrease in share price would decrease the estimated purchase price by $183 million, with a corresponding offset to any goodwill recorded by XL in connection with the Acquisition in the presentation of the preliminary unaudited pro forma financial information. A 10% increase in GBP to USD exchange rate would increase the estimated purchase price by $224 million, and a 10% decrease in the GBP to USD exchange rate would decrease the estimated purchase price by $224 million, both with a corresponding change to XL’s subsequent goodwill in the presentation of the preliminary unaudited pro forma financial information.
4. Preliminary Acquisition Consideration Allocation
Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and identifiable intangible assets and assumed liabilities of Catlin based on their estimated fair values as of the closing of the Acquisition. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.
The allocation of the estimated acquisition consideration is preliminary because the proposed merger has not yet been completed. The preliminary allocation is based on estimates, assumptions, valuations, and other studies which have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation reflected in the preliminary unaudited pro forma adjustments will remain preliminary until XL management determines the final acquisition consideration and the fair values of assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the Acquisition and will be based on the value of the XL share price at the closing of the transaction. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the preliminary unaudited pro forma consolidated financial information.

The total preliminary acquisition consideration is allocated to Catlin’s tangible and identifiable intangible assets and liabilities as of December 31, 2014 based on their preliminary fair values as follows:

(U.S. dollars in thousands)	December 31, 2014
Acquisition Consideration	$4,077,840
ASSETS
Fixed maturities, at fair value	$7,511,000
Short-term investments, at fair value	203,000
Other invested assets	654,701
Total Investments	$8,368,701
Cash and cash equivalents	$772,000
Restricted cash and cash equivalents	185,000
Accrued investment income	40,000
Premiums and other receivables	2,004,000
Reinsurance recoverable on unpaid losses (net of bad debts)	1,393,628
Reinsurance recoverable on paid losses (net of bad debts)	254,000
Reinsurers’ share of unearned premiums	749,000
Intangible assets	1,382,000
Value of business in-force	689,327
Receivable from investments sold	13,000
Other assets	315,000
Total Assets	$16,165,656
LIABILITIES
Reserves for losses and loss expenses	$6,831,258
Unearned premiums	3,062,000
Reinsurance payable	1,069,000
Accounts payable and other liabilities	313,000
Subordinated debt	84,026
Payable for investments purchased	37,000
Deferred tax liability (net)	163,568
Income taxes payable	20,000
Total Liabilities	$11,579,852
Net assets acquired before non-controlling interest	$4,585,804
Non-controlling interest in equity of consolidated subsidiaries	597,000
Net assets acquired	$3,988,804

Goodwill	$89,036
Approximately $363 million has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of amortizable intangible assets is reflected as a pro forma adjustment to the preliminary unaudited pro forma consolidated financial information.
Identifiable intangible assets. The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures, (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is as follows:

(U.S. dollars in millions)	December 31, 2014	Estimated Useful Life (Years)
Syndicate Capacity	1,004.0	Indefinite
Lloyds – Managing Agent Contracts	43.0	5
Distribution network	280.0	15 - 25
Trademarks / Trade Names	40.0	5 - 10
Insurance Licenses	15.0	Indefinite
Total Identified Intangible Assets	1,382.0
Goodwill. Goodwill represents the excess of the preliminary acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the identifiable net tangible and intangible assets are the skill sets, operations and synergies that can be leveraged to enable the combined company to build a stronger enterprise. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur a charge to earnings for the amount of the impairment during the period in which the determination is made.
5. Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments
The preliminary unaudited pro forma financial information is not necessarily indicative of what the financial position and results from operations actually would have been had the Transactions been completed at the date indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-acquisition periods. The preliminary unaudited pro forma financial information does not give consideration to the impact of expense efficiencies, synergies, integration costs, asset dispositions, or other actions that may result from the Acquisition.
The following preliminary unaudited pro forma adjustments result from accounting for the Transactions, including the determination of fair value of the assets, liabilities, and commitments which XL, as the acquirer for accounting purposes, will acquire and assume from Catlin. The descriptions related to these preliminary adjustments are as follows:

Balance Sheet

(U.S. dollars in thousands)		Increase (decrease) as of December 31, 2014
(a)	Adjustment to reclassify fixed maturity securities on which fair value option was elected by Catlin to available for sale to conform with XL's accounting policies	7,511,000
(b)	Adjustment to reclassify certain Catlin's derivative contracts to conform with XL's presentation	3,000
(c)	Adjustment to reclassify equities carried at fair value to available for sale	158,000
(d)	Adjustment to reclassify short-term investments on which fair value option was elected by Catlin to available for sale to conform with XL's accounting policies	203,000
(e)	Adjustments to other investments	(109,300)
	To reclassify equities carried at fair value to available for sale	(158,000)
	To reflect certain investment at fair value	50,700
	To reclassify certain derivative contracts to conform presentation	(2,000)
(f)	Adjustment to reflect cash paid by XL to Catlin’s shareholders	(2,243,007)
(g)	Adjustment to reflect the issuance of debt by XL, net of debt issuance costs	1,019,643
(h)	Adjustment to reflect elimination of Catlin's carried deferred acquisition costs	(526,000)
(i)	Adjustments to eliminate intercompany balances between XL and Catlin
	To eliminate intercompany ceded unearned premiums	(11,710)
	To eliminate premiums receivable	(3,329)
	To eliminate reinsurance balances receivables	(618)
	To eliminate unpaid loss and loss expense recoverable	(19,402)
	To eliminate unpaid losses and loss expense	(19,402)
	To eliminate unearned premium	(11,710)
	To eliminate reinsurance balances payable	(3,947)
(j)	Adjustment to reflect the difference between the estimated fair value and the historical carrying value of Catlin’s reinsurance recoverable on unpaid losses (net of bad debts). The estimated fair value consists of the present value of reinsurance recoverable on unpaid losses (net of bad debts)	(57,372)
(k)	Adjustment to reflect goodwill and intangible assets at fair value	751,036
	To eliminate Catlin’s carried goodwill and intangible assets	(720,000)
	To establish goodwill arising from the Acquisition	89,036
	To establish the separately identifiable intangible assets at fair value	1,382,000
(l)	Adjustment to establish intangible asset resulting from the adjustment of unearned premiums to the estimated fair value of profit within Catlin’s unearned premiums, adjusted for a risk premium	689,327
(m)	Adjustments to reclassify certain Catlin's derivative contracts to conform with XL's presentation	(1,000)
(n)	Adjustment to reflect the difference between the estimated fair value and the historical carrying value of Catlin’s reserve for losses and loss expenses. The estimated fair value consists of the present value of the loss reserves plus a risk premium	126,257
(o)	Adjustment to reflect Catlin’s subordinated debt at fair value	(5,974)
(p)	Adjustment to reflect the income tax effect for preliminary unaudited pro forma consolidated balance sheet adjustments related to the Acquisition using the statutory tax rates of the jurisdictions, where the respective tax effects apply	104,568
(q)	Adjustment to reflect the elimination of Catlin’s common stock	(4,000)
(r)	Adjustment to reflect the issuance of XL ordinary shares - par value	507
(s)	Adjustment to reflect the issuance of XL ordinary shares - additional paid-in capital	1,834,326
(t)	Adjustment to reflect the elimination of Catlin’s additional paid-in capital	(1,998,000)
(u)	Adjustment to reflect the elimination of Catlin’s accumulated other comprehensive income	243,000
(v)	Adjustment to reflect the elimination of Catlin’s retained earnings	(1,682,000)
(w)	Adjustment to reflect the elimination of Catlin’s treasury stock	39,000
(x)	Adjustment to reflect Catlin's non-controlling interest at fair value	7,000

Income Statements

(U.S. dollars in thousands)		Increase (decrease) for Year Ended December 31, 2014
(y)	Adjustments to conform presentation of net investment income	(112,823)
	To reclassify Catlin's realized and unrealized gains in conjunction with the reclassification of fixed maturities and equities at fair value to fixed maturities, available for sale, to conform with XL's presentation	(126,204)
	To reclassify Catlin's derivative losses to conform with XL's presentation	48,674
	To reclassify gains related to equity funds and certain loans	(22,945)
	To amortize the fair value adjustment of fixed maturity securities, available for sale and certain loans	(10,353)
	To reclassify income from operating affiliates to conform with XL's presentation	(1,995)
(z)	Adjustment to conform presentation of net realized gains (losses) on investments sold	98,619
(aa)	Adjustment to reclassify derivative losses from net investment income to conform presentation	(48,674)
(bb)	Adjustment to conform presentation of income (loss) from investment fund affiliates	(1,173)
(cc)	Amortization of the adjustment resulting from the difference between estimated fair value and the historical carrying value of Catlin's net loss and LAE reserves	(98,000)
(dd)	Adjustment to acquisition costs	101,000
	Adjustment to eliminate amortization of Catlin’s DAC	(526,000)
	Amortization of intangible asset resulting from the adjustment of unearned premiums to the estimated fair value of profit within Catlin’s unearned premiums	627,000
(ee)	Adjustment to amortize the fair value adjustment of intangible assets	26,600
(ff)	Adjustment to amortize the fair value adjustment of Catlin’s subordinated debt	268
(gg)	Adjustment to record interest expense related to the debt issued to finance the acquisition	59,534
(hh)	Adjustment to conform presentation of income (loss) from operating affiliates	1,435
(ii)	Adjustment to reflect income tax effect for preliminary unaudited pro forma consolidated statement of income adjustments related to the Acquisition using the statutory tax rates of the jurisdictions, where the respective incomes were historically generated	(11,093)
The total costs and expenses relating to the Acquisition, including the negotiation, preparation, implementation of the Offer and financing of the Acquisition, are estimated to amount to approximately $104.1 million, and are payable by XL. Any transaction costs paid through to December 31, 2014 or accrued but unpaid at December 31, 2014 were immaterial.
Of the $104.1 million in estimated transaction costs, $13.4 million relates to debt issuance costs associated with financing the Acquisition and will be deferred per guidance in ASC 805. The remaining estimated transaction costs relate to bridge loan financing, professional fees and other costs associated with the Acquisition, including legal, accounting, tax and printing fees to be paid to third parties based on actual expenses incurred to date and best estimates provided by third party service providers to XL and Catlin, as well as certain compensation costs associated with the change of control of Catlin. The adjustment does involve a degree of judgment and estimation, which XL management believes to be reasonable as at the date of this Form 8-K. There can be no assurance that these estimates will not change, even materially, as the transaction progresses to its conclusion. These transaction and related costs are one-time in nature and are not expected to have a continuing impact on the combined XL entity and as such are not included in these pro formas.
6. Net Income Per Share
Preliminary pro forma net income per share for the year ended December 31, 2014 have been calculated using XL’s historic weighted average ordinary shares outstanding plus the ordinary shares assumed to be issued to Catlin stockholders per the Acquisition agreement.

The following table sets forth the calculation of basic and diluted preliminary pro forma net income per share for the year ended December 31, 2014:

	Year Ended December 31, 2014
(In thousands, except per share amounts)	Basic	Diluted
Preliminary pro forma net income	$465,415	$465,415
Weighted average ordinary shares outstanding:
Historic XL	267,103	267,103
Historic XL dilutive potential ordinary shares	—	4,424
Adjusted weighted average ordinary shares outstanding	267,103	271,527
XL share issuance to Catlin shareholders	50,700	50,700
Preliminary pro forma adjusted weighted average common shares outstanding	317,803	322,227
Preliminary pro forma net income per share	$1.46	$1.44